                    Exhibit 10.19

January 29, 2025
Re:    Amendment to Employment Agreement
Dear Rand:
This letter memorializes our discussions about your role change resigning from your position as President to take on the role of Executive Vice Chairman, and serves to amend your Employment Agreement as amended from time to time with ASGN Incorporated (the “Company”)(together, the “Employment Agreement”), effective as of March 1, 2025 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have such meaning as is contained in the Employment Agreement.
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, you and the Company agree to the following:
    1.    Voluntary Resignation. You agree that at no point shall any of your change in position, duties, responsibilities or authority, any contemporaneous or future change in your compensation or the appointment of a new President of the Company (or similar role) constitute an event giving rise to “good reason” or a termination “without cause” or an “involuntary termination”, in any case within the meaning of the Employment Agreement, the Company’s Amended and Restated Change in Control Severance Plan or any Company equity incentive plan or any agreement by and between you and the Company evidencing a Company equity award.

2.    Effectiveness; No Further Amendments. Effective as of the Effective Date, this letter shall be and, as of its effectiveness, is incorporated in and forms a part of your Employment Agreement. Except as specifically set forth above, all of the remaining terms of your Employment Agreement shall remain unchanged and in full force and effect.

3.    Miscellaneous. This Amendment may be delivered electronically and may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia without regard to the conflict of laws provisions thereof.

Please indicate your acceptance and acknowledgement of, and agreement to, the foregoing by signing this letter in the space provided below for your signature and returning it to Jennifer Painter via email to jennifer.painter@asgn.com. Please retain one fully executed original for your files.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

ASGN INCORPORATED

By:	/s/ Theodore S. Hanson
Theodore S. Hanson
Chief Executive Officer

The undersigned hereby accepts and agrees to all the terms and provisions of this Amendment.

/s/ Randolph Blazer
Randolph Blazer

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